                                                                     EXHIBIT 4.2

PREFERRED STOCK                                               PREFERRED STOCK
[MP           ]                                               [              ]


                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
                             [TCI MUSIC, INC. LOGO]
                                TCI MUSIC, INC.
                      SERIES A CONVERTIBLE PREFERRED STOCK

INCORPORATED UNDER THE LAWS OF
    THE STATE OF DELAWARE                                      CUSIP 87229N 20 0


This Certifies That







is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK OF
                      THE PAR VALUE OF $0.01 PER SHARE OF

                                TCI MUSIC, INC.

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all of the terms and conditions contained in the Certificate of Incorporation and the Certificate of Designations for the Series A Convertible Preferred Stock (the "Certificate of Designations"). The Series A Convertible Preferred Stock is convertible into Series A Common Stock of the Corporation, subject to and in accordance with the provisions of the Certificate of Designations. The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:
                     [TCI MUSIC, INC. CORPORATE SEAL 1997]


/s/ STEPHEN M. BRETT                                             /s/ DAVID KOFF
      SECRETARY                                                     PRESIDENT


COUNTERSIGNED:

                 THE BANK OF NEW YORK
                      (NEW YORK)
                                              TRANSFER AGENT
                                               AND REGISTRAR

BY
                                        AUTHORIZED SIGNATURE

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    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common     UNIF GIFT MIN ACT-______ Custodian _________
 TEN ENT - as tenants by the                          (Cust)            (Minor)
           entireties                                 under Uniform Gifts to
  JT TEN - as joint tenants with                      Minors Act _______________
           right of survivorship                                     (State)
           and not as tenants
           in common



    Additional abbreviations may also be used though not in the above list.

For Value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
[                                    ]


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             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

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________________________________________________________________________, Shares
of the capital stock represented by the written Certificate, and do hereby irrevocably constitute and appoint _____________________________________________
___________________________________________________________________, Attorney to
transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated, _____________________
                                         X
                                         ---------------------------------------

                                         X
                                         ---------------------------------------
                                         NOTICE: THE SIGNATURE(S) TO THIS
                                         ASSIGNMENT MUST CORRESPOND WITH THE
                                         NAME(S) AS WRITTEN UPON THE FACE OF THE
                                         CERTIFICATE IN EVERY PARTICULAR,
                                         WITHOUT ALTERATION OR ENLARGEMENT OR
                                         ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:


By
-----------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.



Certain shares of TCI Music Series A Common Stock trade together with associated rights issued by Tele-Communications, Inc. ("Rights") on the Nasdaq SmallCap Market, under the symbol "TUNE." Such Rights will terminate prior to, or expire on, August 10, 1998 unless extended pursuant to their terms. The shares of TCI Music Series A Common Stock into which each share of TCI Music Series A Convertible Preferred Stock represented by this certificate is convertible will not include associated Rights. Any such shares of TCI Music Series A Common Stock issued upon such conversion will not be tradable on the Nasdaq SmallCap Market under the symbol "TUNE" until the Rights terminate or expire. Therefore, if the shares of TCI Music Series A Convertible Preferred Stock represented by this certificate are converted to shares of TCI Music Series A Common Stock prior to the termination or expiration of the Rights, no public trading market will be available for such shares of TCI Music Series A Common Stock unless an application for listing the TCI Music Series A Common Stock without the associated Rights has been approved by Nasdaq.